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                                                               EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 15, 2002, except as to
Note 8 which is as of April 26, 2002, relating to the consolidated financial statements of United States Steel Corporation which appears in the Current Report on Form 8-K of United States Steel Corporation dated June 4, 2002.
We also consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 15, 2002, relating to the financial statement schedule of United States Steel Corporation which appears in United States Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania


June 4, 2002